UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2009

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective October 1, 2009, Health Management Associates, Inc. and certain of its affiliates (together, the “Company”) and Novant Health, Inc. and certain of its affiliates (together, “Novant”) entered into a Restructuring Agreement (the “Restructuring Agreement”). The Restructuring Agreement terminates, supersedes and replaces that certain Contribution Agreement dated as of March 31, 2008 between the Company and Novant (the “Original Agreement”). Pursuant to the Original Agreement, among other things, Novant acquired a 27% equity ownership interest in a limited liability company that owned/leased and operated hospitals in North Carolina and South Carolina. All seven of the hospitals that were subject to the Original Agreement are also subject to the Restructuring Agreement.

Pursuant to the Restructuring Agreement: (i) the Company received a 100% equity interest (acquiring the 27% that it did not already own) in each of 149-bed Davis Regional Medical Center in Statesville, North Carolina, 64-bed Sandhills Regional Medical Center in Hamlet, North Carolina, 116-bed Carolina Pines Regional Medical Center in Hartsville, South Carolina and 82-bed Chester Regional Medical Center in Chester, South Carolina; (ii) Novant will manage each of 70-bed Franklin Regional Medical Center in Louisburg, North Carolina and 125-bed Upstate Carolina Medical Center in Gaffney, South Carolina and receive 99% of the net profits, net losses, free cash flow and capital accounts of the Louisburg and Gaffney hospitals (effectively reducing the Company’s interest in these hospitals from 73% to 1%); (iii) the Company will manage 105-bed Lake Norman Regional Medical Center in Mooresville, North Carolina (subject to certain management rights expressly delegated to Novant) and reduce its percentage of the net profits, net losses, free cash flow and capital accounts of the Mooresville hospital from 73% to 70% (with Novant increasing its interest in the Mooresville hospital from 27% to 30%); and (iv) Novant and the Company agreed to certain operational and other covenants. In connection with the Restructuring Agreement, certain physicians employed by Davis Regional Medical Center, Sandhills Regional Medical Center, Carolina Pines Regional Medical Center, Chester Regional Medical Center and Lake Norman Regional Medical Center have been or will be transitioned back to employment by the Company.

Pursuant to the Restructuring Agreement, the Company: (i) made a payment of approximately $6.2 million to Novant; (ii) will pay Novant an additional $200,000 a year for ten years, commencing on January 15, 2010; and (iii) will buy from Novant the assets used by the physicians being transitioned back to the Company’s employment for an amount that approximates fair value.

The Restructuring Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into Item 1.02 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: October 2, 2009	By:	/S/ ROBERT E. FARNHAM
Robert E. Farnham
Senior Vice President and Chief Financial Officer